Exhibit 23.1

To the Board of Directors and Management of
New Jersey Acquisition, Inc.
24300 Chagrin Blvd., Suite 210
Cleveland, Ohio 44122

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB for the year ended December 31, 2003, of our independent auditor’s report and financial statements of New Jersey Acquisition, Inc.

/s/ Berger Apple & Associates, Ltd.

Berger Apple & Associates, Ltd.
25550 Chagrin Blvd., Ste. 101
Beachwood, Ohio 44122

March 12, 2004